Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BALLANTYNE STRONG, INC.", CHANGING ITS NAME FROM "BALLANTYNE STRONG, INC." TO "FG GROUP HOLDINGS INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2022, AT 4:47 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2022 AT 5:01 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2511515 8100
SR# 20224343904

Authentication: 205162437
Date: 12-21-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:47 PM 12/21/2022
FILED 04:47 PM 12/21/2022
SR 20224343904 - File Number 2511515

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
BALLANTYNE STRONG, INC.

Ballantyne Strong, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Ballantyne Strong, Inc. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware under the name Ballantyne of Omaha, Inc. on May 30, 1995.

SECOND: That this Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporate filed with the Secretary of State on May 30, 1995 (as amended, the "Certificate of Incorporation").

THIRD: That Article FIRST of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

> FIRST: The name of this corporation is FG Group Holdings Inc. (hereinafter referred to as the "Corporation").

FOURTH: That at the annual meeting of stockholders of the Corporation on December 6, 2021, a majority of the outstanding stock entitled to vote thereon, voted in favor of the aforesaid amendment to the Certificate of Incorporation.

FIFTH: That the aforesaid amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable versions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: That the aforesaid amendment shall not become effective until the 23rd day of December 2022 at 5:01 p.m. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on its behalf by the undersigned this 21st day of December 2022, to be effective as of the 23rd day of December 2022 at 5:01 p.m. Eastern Time.

Ballantyne Strong, Inc.

DocuSigned by:

By: Mark D. Roberson
605B10BC489E4BE...

Mark D. Roberson
Chief Executive Officer

20517663_v3